UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

EFJ, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21681	47-0801192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1440 Corporate Drive, Irving, TX 75038

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 819-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement.

See Item 5.02, which is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

Effective March 15, 2005, Massoud Safavi resigned as EFJ, Inc. (the “Registrant”) Chief Financial Officer and Senior Vice President of Finance.  Effective as of March 15, 2005, Mr. Safavi will continue employment with the Company as Senior Vice President of Business Development.  It is expected that Mr. Safavi will receive (i) his current annual salary of $218,360.22, and (ii) continued health and employment benefits.

(c)

Effective March 15, 2005, Jana A. Bell became the Chief Financial Officer of the Company.  Pursuant an existing employment agreement, Ms. Bell, who is 41 years old, will receive (i) a base salary of $210,000 per year, (ii) an annual bonus of 40% of base salary if certain performance goals are met and (iii) an option (“Option”) to purchase 50,000 shares of the Company’s common stock at a price of $9.100 per share.  The Option, which expires on February 1, 2015, vests as to 20% of the shares in five annual installments commencing on February 1, 2006.  Ms. Bell was initially hired by the Company on February 1, 2005, as Vice President, Special Projects.

A copy of the press release regarding (b) and (c) above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The summary of the foregoing transactions are qualified in their entirety by reference to the text of the related agreements, which are attached as exhibits hereto and are incorporated herein by reference.

ITEM 9.01.                                      EXHIBITS.

(c) The following is a list of the exhibits filed herewith.

99.1 Press release issued on March 15, 2005 entitled “EFJ, Inc. Announces Appointment of Jana Ahlfinger Bell as CFO”

99.2  Agreement between Jana Ahlfinger Bell and EFJ, Inc. dated February 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EFJ, INC.
(Registrant)

Date: March 18, 2005	By:	/s/ Jana Ahlfinger Bell
Jana Ahlfinger Bell
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

99.1 Press release issued on March 15, 2005 entitled EFJ, Inc. Announces Appointment of Jana Ahlfinger Bell as CFO”

99.2  Agreement between Jana Ahlfinger Bell and EFJ, Inc. dated February 1, 2005.